EX-99.B-77Q1


SUB-ITEM 77Q1(a):   Amendments to Registrant's Charter:

                             ARTICLES SUPPLEMENTARY
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                             W&R TARGET FUNDS, INC.

     W&R Target Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a meeting held on November 10, 2004, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

     SECOND: That there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's capital stock, as set forth in the Corporation's Articles of Incorporation.

     THIRD: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Two Billion (2,000,000,000) shares of capital stock, (par value $0.001 per share), amounting in the aggregate to a par value of Two Million Dollars ($2,000,000.00). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

     Asset Strategy Portfolio80,000,000 shares
     Balanced Portfolio  200,000,000 shares
     Bond Portfolio       90,000,000 shares
     Core Equity Portfolio180,000,000 shares
     Dividend Income Portfolio100,000,000 shares
     Growth Portfolio    320,000,000 shares
     High Income Portfolio120,000,000 shares
     International Growth Portfolio60,000,000 shares
     International Value Portfolio80,000,000 shares
     Limited-Term Bond Portfolio30,000,000 shares
     Micro Cap Growth Portfolio55,000,000 shares
     Money Market Portfolio135,000,000 shares
     Mortgage Securities Portfolio80,000,000 shares
     Real Estate Securities Portfolio80,000,000 shares
     Science and Technology Portfolio60,000,000 shares
     Small Cap Growth Portfolio140,000,000 shares
     Small Cap Value Portfolio80,000,000 shares
     Value Portfolio     110,000,000 shares

     FOURTH: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation as follows:


     Asset Strategy Portfolio80,000,000 shares
     Balanced Portfolio  180,000,000 shares
     Bond Portfolio       90,000,000 shares
     Core Equity Portfolio170,000,000 shares
     Dividend Income Portfolio60,000,000 shares
     Global Natural Resources Portfolio60,000,000 shares
     Growth Portfolio    300,000,000 shares

     High Income Portfolio120,000,000 shares
     International Growth Portfolio60,000,000 shares
     International Value Portfolio60,000,000 shares
     Limited-Term Bond Portfolio30,000,000 shares
     Micro Cap Growth Portfolio60,000,000 shares
     Mid Cap Growth Portfolio60,000,000 shares
     Money Market Portfolio120,000,000 shares
     Mortgage Securities Portfolio80,000,000 shares
     Real Estate Securities Portfolio80,000,000 shares
     Science and Technology Portfolio60,000,000 shares
     Small Cap Growth Portfolio140,000,000 shares
     Small Cap Value Portfolio80,000,000 shares
     Value Portfolio     110,000,000 shares

     The aggregate number of shares of stock of the Corporation remains at Two Billion (2,000,000,000) shares of capital stock, the par value remains $0.001 per share, and the aggregate value of all authorized stock remains Two Million Dollars ($2,000,000.00).

     FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 4th day of February, 2005.

                         W&R Target Funds, Inc.

                         /s/Kristen A. Richards
                         Kristen A. Richards, Vice President
(Corporate Seal)

Attest:/s/Daniel C. Schulte
     Daniel C. Schulte, Assistant Secretary

     The undersigned, Vice President of W&R Target Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                         By:  /s/Kristen A. Richards
                            Kristen A. Richards, Vice President